S&Co.

SHERB & CO., LLP

Certified Public Accountants

7900 Glades Road, Suite 540
Boca Raton, Florida 33434
Tel. 561-886-4200
Fax. 561-886-3330
e-mail:info@sherbcpa.com

Offices in New York and Florida

Exhibit 16.1

August 29, 2012

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Integrated Freight Corporation which was filed with the Commission, pursuant to Item 4.01 of Form 8-K, as part of the Company's Form 8-K report dated August 29, 2012. We agree with the statements (a) under Item 4.01 concerning our Firm in such Form 8-K.

Very truly yours,

Sherb & Co., LLP

Sherb & Co., LLP